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                                                                    EXHIBIT 3.2


                         AMENDED AND RESTATED BYLAWS OF
                                  NETZEE, INC.
                            (a Georgia corporation)

             AS AMENDED BY THE BOARD OF DIRECTORS ON APRIL 17, 2000

     References in these Bylaws to "Articles of Incorporation" are to the Articles of Incorporation of NETZEE, INC., a Georgia corporation (the "Corporation"), as amended and restated from time to time.

     All of these Bylaws are subject to contrary provisions, if any, of the Articles (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

                                   ARTICLE I

     Section 1. Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

     Section 2. Principal Office. The principal office of the Corporation shall be at the place designated in the Corporation's annual registration with the Georgia Secretary of State.

     Section 3. Other Offices. In addition to its registered office and principal office, the Corporation may have offices at other locations either in or outside the State of Georgia.

                                   ARTICLE II

                                  Shareholders

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date, at such time and at such place as shall be set by the Board of Directors of the Corporation (the "Board of Directors") for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board and Chief Executive Officer, the President, the Board of Directors or by holders of outstanding stock having not less than seventy-five percent (75%) of the votes entitled to be cast by all of the outstanding shares of the Corporation.


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     Section 3. Place of Meeting. The Board of Directors may designate any place as the place for an annual meeting or special meeting of shareholders. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board and Chief Executive Officer, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. A shareholder may waive any notice required by the Code, the Corporation's Articles of Incorporation (the "Articles of Incorporation"), or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder's attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of, nor the business transacted at, the meeting must be specified in any waiver.

     Section 5. Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors may only be made (a) by the Board of Directors or a committee appointed by the Board of Directors; (b) by any shareholder entitled to vote in the election of directors generally and who complies with the procedures set forth in this section 5; or (c)(i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of this section 5) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by this section 5 to have been furnished about the original nominee. No person shall be eligible for election as a director unless nominated in accordance with this section 5; however, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting that the defective nomination shall be disregarded.


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     Nominations by shareholders shall be made pursuant to timely written notice by registered or certified mail to the Secretary of the Corporation delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the current year's annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received by the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the day on which notice of the date of the meeting was mailed or (ii) the day on which public disclosure of the date of the meeting was made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the special meeting was made. Each such shareholder's notice shall set forth (a) any understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (b) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) the name, business address, residence address and age of the proposed nominee, (ii) the principal occupation and employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee, and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (c) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the Corporation's books, of such shareholder and of such beneficial owners,
(ii) the class and number of shares of the Corporation which are beneficially owned and are owned of record by such shareholder and such beneficial owners, and (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Any person nominated by the shareholders for election as a director also shall furnish to the Secretary of the Corporation all biographical, financial and other information and shall complete all certifications, reports and submissions that are required by the Corporation to determine the eligibility of the nominee to serve as director.

     No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw.

     Section 6. New Business. No matter of business may be brought before any annual meeting except (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this section 6.


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     For business to be properly brought before an Annual Meeting by a shareholder pursuant to this section 6, the shareholder must have given timely written notice to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, one whose behalf the proposal is made as such terms are defined in Rule 13d-3 of the Exchange Act and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. For purposes of clause (d) above, a "material interest of such shareholder" shall be deemed to occur if such interest were reportable (assuming that the shareholder's business was in fact brought before the annual meeting) pursuant to Item 5 of Schedule 14A (Rule 14a-101) promulgated under the Exchange Act.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this section 6. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 7. Quorum. Except as otherwise provided by the Articles of Incorporation or the Code, a majority of the votes entitled to be cast on a matter by the shareholders, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, the meeting may be adjourned without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall not exceed thirty days (30) for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw adopted by the shareholders under Section 14-2-1021 of the Code, or the Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors of the Corporation shall be elected


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by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy authorized by the shareholder or his duly authorized attorney in fact in the manner authorized by the Code. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders except as otherwise provided in the Articles of Incorporation or the Code. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

     Section 10. Presiding Officer. Except as otherwise provided herein, the Chairman of the Board of Directors, and in his absence or disability the Chief Executive Officer of the Corporation, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board of Directors nor the Chief Executive Officer of the Corporation is present and willing to serve as chairman of the meeting, then the President of the Corporation shall preside. If neither of the Chairman of the Board, the Chief Executive Officer or the President of the Corporation is present and is willing to serve as the chairman of the meeting, and in the event that the duty has not been otherwise properly delegated, a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting that would be entitled to vote in an election of directors. The chairman of the meeting may designate other persons to assist with the meeting.

     Section 11. Action Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken or that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders of the Corporation. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.


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                                  ARTICLE III

                               Board of Directors

     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

     Section 2. Number and Election of Board. The Board of Directors shall consist of such number of directors as fixed or changed from time to time by the Board of Directors and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that the total number of directors at any time shall not be less than three unless these Bylaws are amended to delete the classification of the Board of Directors. Any vacancies on the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any directors chosen to fill a vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, and any directors chosen by reason of an increase in the number of directors shall hold office until the next election of directors by the shareholders and until their successors shall be elected and qualified. Subject to the foregoing and the Code, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Section 3. Chairman of the Board. Subject to the provisions of Article II, section 10 of these Bylaws, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders, and may delegate such authority to any other director or officer of the Corporation. The Chairman of the Board shall not be deemed to be an officer of the Corporation, but shall have all such other duties and powers as are incident to his position or properly prescribed from time to time by the Board of Directors.

     Section 4. Resignation and Removal.


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                (a) Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, or to the Secretary of the Corporation. Such resignation shall take effect at the time delivered unless a later date is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                (b) Removal. Any director or the entire Board of Directors may be removed by the shareholders at any time, with cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given, and a director may be removed only by the holders of two-thirds of the votes entitled to be cast. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired them. Directors may not be removed without cause.

     Section 5. Compensation. Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

     Section 6. Qualification of Directors. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation and any further eligibility requirements established in these Bylaws.

     Section 7. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may adopt a resolution as to the time and place for the holding of additional regular meetings without notice other than such resolution. The failure to hold the annual meeting does not affect the validity of any corporate action.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board and Chief Executive Officer, the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by him or them.

     Section 9. Notice. Notice of any special meeting shall be given at least twenty-four (24) hours prior thereto by written notice delivered personally or mailed (first class mail) to each director at his business address or by notice given by telecopy to such address. If mailed, such notice shall be deemed to be delivered three days following the deposit of such notice in the United States mail so addressed, with postage thereon prepaid. If notice is given by telecopy, such notice shall be deemed to be delivered upon printed confirmation of receipt by the transmitting telecopier. Any director may waive notice of any meeting. The attendance of a


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director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 10. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 11. Manner of Action. Except as otherwise provided in the Articles of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 12. Expenses. The Corporation shall pay the actual out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof; provided, that the Corporation shall not be obligated to pay for any of such expenses that are significantly in excess of the customary out-of-pocket expenses that would have been incurred for travel to such meetings from such director's home or office.

     Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he files his written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

     Section 15. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote of the directors.


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     Section 16. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an executive committee and any other committee of the Board of Directors, the composition of each of which shall consist of one or more directors of the Corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority to (i) approve or propose to shareholders action that the Code requires be approved by shareholders; (ii) fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Code; (iv) adopt, amend or repeal the Bylaws of the Corporation; or (v) approve a plan of merger not requiring shareholder approval. Each such committee shall serve at the pleasure of the Board of Directors. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

                                   ARTICLE IV

                              Officers and Agents

     Section 1. General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Chief Operating Officer. The Board of Directors may appoint such other officers, assistant officers and agents, including Vice Presidents, assistant secretaries and assistant treasurers, as it may consider necessary, who shall be chosen in such a manner, hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The compensation for all the officers of the Corporation shall be fixed by the Board of Directors. Any number of offices may be held by the same person. In all cases in which duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the Chief Executive Officer.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3. Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

     Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors.


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     Section 5. Chief Executive Officer. The Chief Executive Officer of the
Corporation shall be responsible for the administration of the Corporation (including the general supervision of the policies of the Corporation, the general and active management of the business and financial affairs of the Corporation and the supervision and direction of the actions of the other officers of the Corporation), shall have the authority to sign and deliver agreements, certificates and other instruments on behalf of the Corporation and shall have all such other duties and powers that are incident to his office or that are from time to time assigned to him by the Board of Directors. In the absence of the Chairman of the Board and if the Chairman of the Board has not delegated his authority to preside, the Chief Executive Officer shall preside at meetings of the Shareholders and, if he is a director, at meetings of the Board. He may exercise any powers, authorities or functions, granted or designated, to be performed by the President under the Bylaws, by law or by a resolution adopted by the Board of Directors.

     Section 6. President. The President, subject to the direction of the Board of Directors and the Chief Executive Officer, shall have general supervision of the day-to-day operational affairs of the Corporation, shall, subject to the Chief Executive Officer, supervise and direct the day-to-day actions of the other officers of the Corporation, shall have the power to sign and deliver agreements, certificates and other instruments on behalf of the Corporation and shall have all such other duties and powers that are incident to his office or that are from time to time assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, and if their authority to preside is not otherwise delegated, (a) the President shall preside at meetings of the shareholders, and, (b) if he is a director, at meetings of the Board of Directors.

     Section 7. Secretary. The Secretary shall keep and prepare minutes of all meetings of the shareholders of the Corporation and the Board of Directors, shall have charge of the minute books, stock records and seal of the Corporation, shall authenticate records of the Corporation and shall perform such other duties and have such other powers as are from time to time assigned by the Chief Executive Officer, the President or the Board of Directors.

     Section 8. Chief Financial Officer. The Chief Financial Officer shall be charged with the management of the financial affairs of the Corporation. The Chief Financial Officer shall perform all of the duties incident to the office of a treasurer and financial officer and such other duties as are from time to time assigned by the Chief Executive Officer, the President or the Board of Directors.

     Section 9. Chief Operating Officer. The Chief Operating Officer shall be charged with overseeing the development of the Corporation's products and services and shall perform any and all other duties as are assigned by the Chief Executive Officer, the President or the Board of Directors.


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                                   ARTICLE V

                          Distributions and Dividends

     Section 1. Dividends. Unless the Articles of Incorporation provide otherwise, the Board of Directors may, from time to time in its discretion, authorize or declare distributions or share dividends in accordance with the Code.

                                   ARTICLE VI

                                     Stock

     Section 1. Stock Certificates. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation. Stock certificates shall be issued in consecutive order and shall be in a form or forms prescribed by the Board of Directors and shall be numbered in the order in which they are issued. They shall be signed by (1) the Chief Executive Officer, the President or any Vice President and (2) the Secretary or an Assistant Secretary. If there is a seal of the Corporation, such seal (or a facsimile of it) shall be affixed to such certificates. Signatures on a share certificate may be facsimiles but in such case the certificate must be countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation.

     Section 2. Rights of Corporation with Respect to Registered Owners. Prior to presentation for transfer of shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

     Section 3. Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of these Bylaws shall have been complied with.

     Section 4. Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 3 above, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law


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relating to the collection of taxes has been complied with; and (e) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

     Section 5. Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than seventy (70) days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than ten (10) days) prior to the date on which the particular action requiring the determination of shareholders is to be taken. A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed as provided in this Section, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

     Section 7. Regulations, Transfer Agents and Registrars. The Board of Directors may make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration and cancellation of share certificates not inconsistent with applicable law, the Articles of Incorporation or the Bylaws of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

                                  ARTICLE VII

                   Indemnification of Officers and Directors

     Section 1. Indemnification of Directors. The Corporation shall indemnify and hold harmless, and shall advance funds to pay for or reimburse expenses to, any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal,


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


administrative, arbitrative or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Seven, collectively, a "Proceeding") because he is or was a director of the Corporation, against any obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Seven, a "Liability"), if he conducted himself in good faith and he reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Corporation, in all other cases, his conduct was at least not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made for any Liability for which, under the Code, indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise, including, but not limited to, any Liability of a director to the Corporation for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the Corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit. Indemnification in connection with a Proceeding brought by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the Proceeding.

     Section 2. Indemnification of Others. The Board of Directors shall have the power to cause the Corporation to provide to officers, employee and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1, 5 and 6 of this Article Seven (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the officers, employees, or agents (by position or name) to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Seven.

     Section 3. Other Organizations. The Board of Directors shall have the power to cause the Corporation to provide to any director, officer, employee or agent of the Corporation who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, all or any part of the right to indemnification and other rights of the type provided under Sections 1, 5 and 6 of this Article Seven (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the persons to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Seven.

     Section 4. Determination. Notwithstanding any judgment, order, settlement, conviction, or plea in any Proceeding, an Indemnified Person shall be entitled to indemnification as provided in Section 1 if a determination that such Indemnified Person is entitled to such


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


indemnification shall be made (a) if there are two or more directors who are not at the time parties to the Proceeding, by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the Proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designated directors who are parties may participate), consisting solely of two or more directors who are not at the time parties to the Proceeding; (c) in a written opinion by special legal counsel selected as required by the Code; or (d) by the shareholders; provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

     Section 5. Advances. To the extent the Corporation has funds reasonably available to be used for this purpose, expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Section 1 (or in Sections 2 or 3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 5, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section 5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 5 may be unsecured and interest-free.

     Section 6. Non-Exclusivity. Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Seven shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon. Nothing contained in this Article Seven shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the Code.

     Section 7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while serving in such a capacity, is or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any Liability that may be asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Seven.

     Section 8. Notice. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code (or any equivalent provision of these Bylaws) in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by
Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     Section 9. Security. The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts or otherwise secure or facilitate its ability to meet its obligations under this Article Seven, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Seven, as the Board of Directors deems appropriate.

     Section 10. Amendment. Any amendment to this Article Seven that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected (collectively, "Post Amendment Events"). Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Seven to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This
Section 10 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

     Section 11. Continuing Benefits. The rights of indemnification and advancement of expenses permitted or authorized by this Article Seven shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 12. Successors. For purposes of this Article Seven, the term "Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Seven on the same terms and conditions and to the same extent as this Corporation.

     Section 13. Severability. Each of the Sections of this Article Seven, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Seven that is not declared invalid or unenforceable.


                                  ARTICLE VIII

                Transactions Involving The InterCept Group, Inc.

     Section 1. Relationship with The InterCept Group, Inc. In anticipation that in the foreseeable future The InterCept Group, Inc. ("InterCept") will remain a substantial shareholder of the Corporation, and in anticipation that the Corporation and InterCept may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with InterCept (including service of officers and directors of InterCept as officers and directors of the Corporation), the provisions of this Article Eight are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve InterCept and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

     Section 2. Similar Business Activities. No officer or director of InterCept or the Corporation shall be liable to the Corporation or its shareholders (except as provided in section 3 below) for breach of any fiduciary duty by reason of InterCept engaging in the same or similar activities or lines of business as the Corporation, or by reason of such person's participation therein.

     Section 3. Corporate Opportunities.

         (a) In the event that a director or officer of the Corporation who is also a director or officer of InterCept acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and InterCept (whether such potential transaction or matter is proposed by a third party or is conceived of by such director or officer of Corporation), such director or officer of the Corporation shall act in a manner consistent with the following policy:

               (i) a corporate opportunity offered to any person who is an officer of the Corporation and is also a director but not an officer of InterCept, shall be presented to and belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of InterCept, in which case such opportunity shall be presented to and belong to InterCept;

               (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of InterCept, shall be presented to and belong to the Corporation if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation; otherwise, such opportunity shall be presented to and belong to InterCept; and

               (iii) a corporate opportunity offered to any person who is an officer of both InterCept and the Corporation shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as an officer or director of InterCept, in which case such opportunity shall be presented to and belong to InterCept.

     (b) A corporate opportunity offered to an officer or director under circumstances that make it unclear whether such opportunity was presented to such person primarily in their capacity as an officer or director of either the Corporation or InterCept shall be presented as such director or officer deems appropriate under the circumstances in his or her sole discretion exercised in good faith.

     (c) Each director and officer acting in accordance with the above policy:
(i) shall be deemed to have fully satisfied and fulfilled his or her fiduciary duty to the Corporation and its shareholders with respect to such corporate opportunity; (ii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation; (iii) shall be deemed not to have breached any duty of loyalty or other duty such person may have to the Corporation or its shareholders; and (iv) shall be deemed not to have derived an improper benefit from a transaction or opportunity which is handled in accordance with the above policy, unless he or she fails to disclose to the Corporation his or her personal interest(s) in such transaction, if any.

     Section 4. Limitation of Liability. No director or officer of the Corporation acting in accordance with the above policy shall be liable to the Corporation or its shareholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (a) such director or officer offered such corporate opportunity to InterCept rather than the Corporation or did not communicate information regarding such corporate opportunity to the Corporation or (b) InterCept pursues or acquires such corporate opportunity for itself or does not communicate information regarding such corporate opportunity to the Corporation.

     Section 5. Definitions. For purposes of this Article Eight, a director of the Corporation who is Chairman of the Board of Directors of the Corporation or a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation generally under these bylaws), unless such person is a full-time employee of the Corporation; and the Corporation shall include all subsidiary corporations and other entities in which the Corporation owns (directly or indirectly) more than 50 percent of the outstanding voting capital stock or voting power.

     Section 6. Severability. Any conduct by the Corporation or InterCept, or any of their respective officers or directors, in connection with the affairs of the Corporation that does not follow the guidelines set forth in this Article Eight shall not by reason thereof void the transaction or make it voidable or be deemed a breach of any fiduciary or other duty to the Corporation, but shall be governed by the other provisions of these bylaws, the Corporation's articles of incorporation, the Georgia Business Corporation Code and other applicable law. The provisions of this Article Eight shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     Section 7. Deemed Consent of Shareholders. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Eight.

     Section 8. Termination of Bylaw. Notwithstanding anything in these bylaws to the contrary, the foregoing provisions of this Article Eight shall expire on the first day on which (a) InterCept does not own beneficially common stock representing at least ten percent (10%) of the combined voting power of outstanding shares of common stock of the Corporation and (b) no person who is a director or officer of the Corporation is also a director or officer of InterCept. Neither the alteration, amendment or repeal of this Article Eight nor the adoption of any provision inconsistent with this Article Eight shall eliminate or reduce the effect of this Article Eight in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eight, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE IX

                                 Miscellaneous

     Section 1. Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of such accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent (2%) of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

     Section 2. Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

     Section 3. Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

                                   ARTICLE X

                                   Amendments

     Subject to the Articles of Incorporation, these Bylaws and the Code, these Bylaws may be amended (or repealed and new bylaws adopted) by the Board of Directors. Any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders of the Corporation may provide expressly that any bylaws adopted, amended or repealed by them shall not be amended or repealed by the Board of Directors.

                                   * * * * *